                                                                     EXHIBIT 4.2

                           BEVERLY ENTERPRISES, INC.

                             ---------------------

                                  $180,000,000

                            9% SENIOR NOTES DUE 2006

                             ---------------------

                          SUPPLEMENTAL INDENTURE NO. 2

                         DATED AS OF             , 1997

                             ---------------------

                           THE CHASE MANHATTAN BANK,
                                   AS TRUSTEE

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                                    FORM OF
                          SUPPLEMENTAL INDENTURE NO. 2

     SUPPLEMENTAL INDENTURE NO. 2 dated as of             , 1997 among BEVERLY
ENTERPRISES, INC., a Delaware corporation ("Beverly"), NEW BEVERLY HOLDINGS, INC., a Delaware corporation ("New Beverly"), the corporations listed on the signature pages hereto in their capacity as guarantors (each a "Guarantor" and collectively, the "Guarantors") and THE CHASE MANHATTAN BANK (successor by merger to Chemical Bank), as trustee (the "Trustee").

                                  WITNESSETH:

     WHEREAS, Beverly, certain of its subsidiaries and the Trustee have heretofore entered into an Indenture dated as of February 1, 1996 (the "Original Indenture", as supplemented by Supplemental Indenture No. 1, dated as of December 16, 1996 and as supplemented hereby, the "Indenture");

     WHEREAS, Beverly desires and has requested the Trustee to join with it in the execution and delivery of this Supplemental Indenture No. 2 and the Holders of a majority in principal amount of the Senior Notes outstanding have consented to such execution and delivery;

     WHEREAS, Beverly has entered into an agreement and plan of distribution dated as of April 15, 1997, with New Beverly and Capstone Pharmacy Services, Inc., a Delaware corporation ("Capstone"), pursuant to which, among other things, (i) Beverly will transfer all of its assets and properties to New Beverly other than the stock of Pharmacy Corporation of America, a Delaware corporation ("PCA") and the Subsidiaries of PCA; (ii) New Beverly will assume all of Beverly's rights and obligations under the Indenture and the Senior Notes; (iii) Beverly, PCA and each of PCA's Subsidiaries shall be released from all obligations under the Indenture and the Senior Notes; (iv) Beverly will distribute all of the issued and outstanding capital stock of New Beverly to the stockholders of Beverly; and (v) thereafter Beverly will merge with and into Capstone with Capstone as the surviving corporation in such merger (the "Merger") pursuant to an Agreement and Plan of Merger dated as of April 15, 1997, between Beverly and Capstone (all of the foregoing being collectively called the "New Beverly Transaction");

     WHEREAS, Article 5 of the Indenture permits Beverly to transfer all or substantially all of its assets and properties to another Person if certain conditions set forth in Section 5.1 of the Indenture have been met, which conditions require modification as herein provided to facilitate the New Beverly Transaction;

     WHEREAS, prior to consummation of the New Beverly Transaction Beverly desires to prepay all its 7 5/8% Convertible Subordinated Debentures due 2003 regardless of any limitation on Restricted Payments under Section 4.7 of the Indenture; and

     WHEREAS, Beverly has represented to the Trustee that all conditions precedent to the execution and delivery of this Supplemental Indenture No. 2 have been satisfied;

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

     SECTION 1. Definitions; References. All capitalized terms used and not defined herein have the respective meaning assigned to them in the Indenture. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference contained in the Indenture or in any Security shall from and after the date hereof refer to the Indenture, as amended hereby.

     SECTION 2. Amendment of Indenture. Effective as of the date hereof the Indenture is hereby amended as follows:

     a. The definitions contained in Section 1.1 of the Indenture are amended to add the following new definitions in their correct alphabetical sequence:

        "New Beverly" means New Beverly Holdings, Inc., a Delaware corporation (to be renamed Beverly Enterprises, Inc., upon consummation of the New Beverly Transaction) and, prior to the distribution

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        referred to in clause (iv) of the definition of New Beverly Transaction, a wholly-owned Subsidiary of Beverly.

        "New Beverly Transaction" means the transactions contemplated by that certain Agreement and Plan of Distribution dated as of April 15, 1997, among Beverly, New Beverly and Capstone pursuant to which (i) Beverly will transfer all of its assets and properties to New Beverly other than the stock of PCA and the Subsidiaries of PCA; (ii) New Beverly will assume all of the rights and obligations of Beverly under the Indenture and the Senior Notes; (iii) Beverly, PCA and each of PCA's Subsidiaries shall be released from all obligations under the Indenture and the Senior Notes; (iv) Beverly will distribute all of the issued and outstanding capital stock of New Beverly to the stockholders of Beverly; and (v) Beverly will merge with and into Capstone pursuant to that certain Agreement and Plan of Merger dated as of April 15, 1997, between Beverly and Capstone, with Capstone as the surviving corporation in such merger.

     b. The definition of "Asset Sale" contained in Section 1.1 is amended to add the following at the end of the first sentence thereof immediately preceding the period:

        "; provided that the second paragraph of Section 4.10 shall apply to the New Beverly Transaction and the disposition of all the capital stock of New Beverly to the stockholders of Beverly as described in subclause
        (iv) of the definition of New Beverly Transaction shall not constitute an Asset Sale."

     c. The definition of "Change of Control" contained in Section 1.1 is amended to add the following at the end thereof immediately preceding the period:

        "; provided that the New Beverly Transaction shall not constitute a Change of Control."

     d. The definition of "Spinoff Transaction" contained in Section 1.1 is amended by adding at the end thereof the following proviso:

        "provided, however, that such term shall also be deemed to mean and include the New Beverly Transaction."

     e. Section 4.7 of the Indenture is amended to delete the word "and" at the end of subclause (iv) following Section 4.7(c), to insert "; and" in place of the period after subclause (v) following Section 4.7(c) and to delete the proviso immediately after subclause (v) following Section 4.7(c) and to add a new subclause (vi) and the paragraph appearing below in replacement thereof:

             "(vi) the redemption of all of Beverly's 7 5/8% Convertible Subordinated Debentures due 2003."

        "provided, however, in the case of each of clauses (ii), (iii), (iv),
        (v) and (vi) of this paragraph, no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would occur as a consequence thereof."

     f. Section 5.1(iv) of the Indenture is amended by inserting at the end thereof immediately preceding the period the following:

        "; provided, however, that this Section 5.1(iv) shall not apply to the New Beverly Transaction and the New Beverly Transaction shall be deemed to satisfy this Section 5.1(iv)."

     g. Section 5.2 of the Indenture is hereby amended by inserting at the end thereof immediately preceding the period the following:

        "and upon such assignment of all of Beverly's rights and obligations under this Indenture and the Senior Notes, and the assumption thereof by the successor corporation or Person, Beverly shall be unconditionally released from any and all further liability under this Indenture and the Senior Notes."

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     h. Section 10.5 of the Indenture is amended to insert at the end of the first paragraph thereof immediately preceding the period, the following:

        "provided that upon the assumption by New Beverly of all Beverly's rights and obligations under the Indenture and the Senior Notes as contemplated by subclause (ii) of the definition of New Beverly Transaction pursuant to Section 3 of Supplemental Indenture No. 2 dated
        as of                , 1997 to this Indenture, PCA and each of PCA's
        Subsidiaries shall be unconditionally released from its Guarantee of the Senior Notes and shall have no obligation under the Indenture or the Senior Notes."

     SECTION 3. Assumption, Release and Discharge. Effective upon the transfer by Beverly to New Beverly of all of Beverly's assets and properties other than the stock of PCA and the Subsidiaries of PCA pursuant to the New Beverly Transaction, New Beverly hereby assumes all of Beverly's rights and obligations under the Indenture and the Securities. The Trustee is hereby authorized to evidence the release and discharge of Beverly, PCA and each Subsidiary of PCA from all of their rights and obligations hereunder upon the assumption by New Beverly of all Beverly's rights and obligations under the Indenture and the Senior Notes (as provided in Section 10.5 of the Indenture) by executing and delivering a release and discharge confirmation in the form of Exhibit A hereto.

     SECTION 4. Governing Law. This Supplemental Indenture No. 2 shall be governed by and construed in accordance with the laws of the State of New York, applicable to instruments made and performed entirely in such state.

     SECTION 5. Counterparts; Effectiveness. This Supplemental Indenture No. 2 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or the sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Beverly and the Guarantors.

     IN WITNESS WHEREOF, the parties hereto have caused this SUPPLEMENTAL INDENTURE NO. 2 to be duly executed as of the date hereof.

                                    BEVERLY ENTERPRISES, INC.

                                    By:
                                       -----------------------------------------
                                       Title:

                                    NEW BEVERLY HOLDINGS, INC.

                                    By:
                                       -----------------------------------------
                                       Title:

                                    GUARANTORS

                                    A.B.C. HEALTH CARE EQUIPMENT CORP.
                                    A-1 HOME HEALTH SERVICES, INC.
                                    ADVINET, INC.
                                    AGI -- CAMELOT, INC.
                                    AGI -- McDONALD COUNTY HEALTH CARE, INC.
                                    ALLIANCE HEALTH SERVICES, INC.

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                                    ALLIANCE HOME HEALTH CARE, INC.
                                    AMCO MEDICAL SERVICE, INC.
                                    AMERICAN TRANSITIONAL CARE CENTERS OF
                                      TEXAS, INC.
                                    AMERICAN TRANSITIONAL CARE DALLAS --
                                      FT. WORTH, INC.
                                    AMERICAN TRANSITIONAL HEALTH CARE, INC.
                                    AMERICAN TRANSITIONAL HOSPITALS, INC.
                                    AMERICAN TRANSITIONAL HOSPITALS OF
                                      INDIANA, INC.
                                    AMERICAN TRANSITIONAL HOSPITALS OF
                                      OKLAHOMA, INC.
                                    AMERICAN TRANSITIONAL HOSPITALS OF
                                      TENNESSEE, INC.
                                    AMERICAN TRANSITIONAL HOSPITALS --
                                      TEXAS MEDICAL CENTER, INC.
                                    ATH -- CLEAR LAKE, INC.
                                    ATH COLUMBUS, INC.
                                    ATH DEL ORO, INC.
                                    ATH HEIGHTS, INC.
                                    ATH OKLAHOMA CITY, INC.
                                    ATH TUCSON, INC.
                                    BEVERLY ACQUISITION CORPORATION
                                    BEVERLY ASSISTED LIVING, INC.
                                    BEVERLY BELLA VISTA HOLDING, INC.
                                    BEVERLY HEALTH AND REHABILITATION
                                      SERVICES, INC.
                                    BEVERLY ENTERPRISES -- ALABAMA, INC.
                                    BEVERLY ENTERPRISES -- ARIZONA, INC.
                                    BEVERLY ENTERPRISES -- ARKANSAS, INC.
                                    BEVERLY ENTERPRISES -- CALIFORNIA, INC.
                                    BEVERLY ENTERPRISES -- COLORADO, INC.
                                    BEVERLY ENTERPRISES -- CONNECTICUT, INC.
                                    BEVERLY ENTERPRISES -- DELAWARE, INC.
                                    BEVERLY ENTERPRISES -- DISTRIBUTION
                                      SERVICES, INC.
                                    BEVERLY ENTERPRISES -- DISTRICT OF
                                      COLUMBIA, INC.
                                    BEVERLY ENTERPRISES -- FLORIDA, INC.
                                    BEVERLY ENTERPRISES -- GARDEN TERRACE,
                                      INC.
                                    BEVERLY ENTERPRISES -- GEORGIA, INC.
                                    BEVERLY ENTERPRISES -- HAWAII, INC.
                                    BEVERLY ENTERPRISES -- IDAHO, INC.
                                    BEVERLY ENTERPRISES -- ILLINOIS, INC.
                                    BEVERLY ENTERPRISES -- INDIANA, INC.
                                    BEVERLY ENTERPRISES -- IOWA, INC.
                                    BEVERLY ENTERPRISES -- KANSAS, INC.
                                    BEVERLY ENTERPRISES -- KENTUCKY, INC.
                                    BEVERLY ENTERPRISES -- LOUISIANA, INC.
                                    BEVERLY ENTERPRISES -- MAINE, INC.
                                    BEVERLY ENTERPRISES -- MARYLAND, INC.
                                    BEVERLY ENTERPRISES -- MASSACHUSETTS, INC.

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                                    BEVERLY ENTERPRISES -- MICHIGAN, INC.
                                    BEVERLY ENTERPRISES -- MINNESOTA, INC.
                                    BEVERLY ENTERPRISES -- MISSISSIPPI, INC.
                                    BEVERLY ENTERPRISES -- MISSOURI, INC.
                                    BEVERLY ENTERPRISES -- MONTANA, INC.
                                    BEVERLY ENTERPRISES -- NEBRASKA, INC.
                                    BEVERLY ENTERPRISES -- NEVADA, INC.
                                    BEVERLY ENTERPRISES -- NEW HAMPSHIRE, INC.
                                    BEVERLY ENTERPRISES -- NEW JERSEY, INC.
                                    BEVERLY ENTERPRISES -- NEW MEXICO, INC.
                                    BEVERLY ENTERPRISES -- NORTH CAROLINA, INC.
                                    BEVERLY ENTERPRISES -- NORTH DAKOTA, INC.
                                    BEVERLY ENTERPRISES -- OHIO, INC.
                                    BEVERLY ENTERPRISES -- OKLAHOMA, INC.
                                    BEVERLY ENTERPRISES -- OREGON, INC.
                                    BEVERLY ENTERPRISES -- PENNSYLVANIA, INC.
                                    BEVERLY ENTERPRISES -- RHODE ISLAND, INC.
                                    BEVERLY ENTERPRISES -- SOUTH CAROLINA, INC.
                                    BEVERLY ENTERPRISES -- TENNESSEE, INC.
                                    BEVERLY ENTERPRISES -- TEXAS, INC.
                                    BEVERLY ENTERPRISES -- UTAH, INC.
                                    BEVERLY ENTERPRISES -- VERMONT, INC.
                                    BEVERLY ENTERPRISES -- VIRGINIA, INC.
                                    BEVERLY ENTERPRISES -- WASHINGTON, INC.
                                    BEVERLY ENTERPRISES -- WEST VIRGINIA, INC.
                                    BEVERLY ENTERPRISES -- WISCONSIN, INC.
                                    BEVERLY ENTERPRISES -- WYOMING, INC.
                                    BEVERLY ENTERPRISES JAPAN LIMITED
                                    BEVERLY ENTERPRISES MEDICAL EQUIPMENT
                                      CORPORATION
                                    BEVERLY ENTERPRISES REHABILITATION
                                      CORPORATION
                                    BEVERLY HOLDINGS I, INC.
                                    BEVERLY INDEMNITY, LTD.
                                    BEVERLY MANOR INC. OF HAWAII
                                    BEVERLY MISSOURI VALLEY HOLDING, INC.
                                    BEVERLY RAPID CITY HOLDING, INC.
                                    BEVERLY REAL ESTATE HOLDINGS, INC.
                                    BEVERLY REMIC DEPOSITOR, INC.
                                    BEVERLY SAVANA CAY MANOR, INC.
                                    BROWNSTONE PHARMACY, INC.
                                    COLUMBIA -- VALLEY NURSING HOME, INC.
                                    COMMERCIAL MANAGEMENT, INC.
                                    COMPUTRAN SYSTEMS, INC.
                                    CONTINENTAL CARE CENTERS OF COUNCIL
                                      BLUFFS, INC.
                                    DD WHOLESALE, INC.
                                    DUNNINGTON DRUG, INC.
                                    DUNNINGTON RX SERVICES OF RHODE ISLAND,
                                      INC.
                                    DUNNINGTON RX SERVICES OF MASSACHUSETTS,
                                      INC.
                                    FOREST CITY BUILDING LTD.

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                                    HALLMARK CONVALESCENT HOMES, INC.
                                    HEALTHCARE PRESCRIPTION SERVICES, INC.
                                    HOME MEDICAL SYSTEMS, INC.
                                    HOSPICE PREFERRED CHOICE, INC.
                                    HOSPITAL FACILITIES CORPORATION
                                    INSTA-CARE HOLDINGS, INC.
                                    INSTA-CARE PHARMACY SERVICES
                                      CORPORATION
                                    INSURANCE SOFTWARE PACKAGES, INC.
                                    KENWOOD VIEW NURSING HOME, INC.
                                    LIBERTY NURSING HOMES, INCORPORATED
                                    MEDICAL ARTS HEALTH FACILITY OF
                                      LAWRENCEVILLE, INC.
                                    MODERNCARE OF LUMBERTON, INC.
                                    NEBRASKA CITY S-C-H, INC.
                                    NURSING HOME OPERATORS, INC.
                                    OMNI MED B, INC.
                                    PETEREN HEALTH CARE, INC.
                                    PHARMACY CORPORATION OF AMERICA
                                    PHARMACY CORPORATION OF AMERICA --
                                      MASSACHUSETTS, INC.
                                    PHARMACY DYNAMICS GROUP, INC.
                                    PHYMEDSCO, INC.
                                    RESOURCE OPPORTUNITIES, INC.
                                    SALEM NO. 1, INC.
                                    SOUTH ALABAMA NURSING HOME, INC.
                                    SOUTH DAKOTA -- BEVERLY ENTERPRISES, INC.
                                    SPECTRA REHAB ALLIANCE, INC.
                                    SYNERGOS -- NORTH HOLLYWOOD, INC.
                                    SYNERGOS -- PLEASANT HILL, INC.
                                    SYNERGOS -- SCOTTSDALE, INC.
                                    TAYLOR COUNTY HEALTH FACILITY, INC.
                                    TMD DISPOSITION COMPANY
                                    VANTAGE HEALTHCARE CORPORATION

                                    By:
                                       -----------------------------------------
                                       Title:

                                    THE CHASE MANHATTAN BANK, as Trustee

                                    By:
                                       -----------------------------------------
                                       Title:

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                                                                       EXHIBIT A

                       RELEASE AND DISCHARGE CONFIRMATION

     THIS IS TO CONFIRM THAT each of Beverly Enterprises, Inc. and the Guarantors listed on Schedule 1 hereto are released from any and all obligations under the Indenture dated as of February 1, 1996 between Beverly Enterprises, Inc., a Delaware corporation, certain of its subsidiaries and The Chase Manhattan Bank (successor by merger to Chemical Bank), as trustee, as supplemented by a Supplemental Indenture No. 1 dated as of December 16, 1996 and
a Supplemental Indenture No. 2 dated as of                , 1997.

                                            THE CHASE MANHATTAN BANK,
                                              as Trustee

                                            By:
                                               ---------------------------------
                                               Title:

                                                                      SCHEDULE 1

                        PHARMACY CORPORATION OF AMERICA

- - Alliance Health Services, Inc.

- - Alliance Home Health Care, Inc.

- - America-Massachusetts, Inc.

- - Beverly Acquisition Corporation

- - Brownstone Pharmacy, Inc.

- - Computran Systems, Inc.

- - D D Wholesale, Inc.

- - Dunnington Drug, Inc.

- - Dunnington Rx Services of Massachusetts, Inc.

- - Dunnington Rx Services of Rhode Island, Inc.

- - Healthcare Prescription Services, Inc.

- - Insta-Care Holdings, Inc.

- - Insta-Care Pharmacy Services Corporation

- - Medical Health Industries, Inc.

- - Omni Med B, Inc.

- - Pharmacy Corporation of America-Massachusetts, Inc.

- - Pharmacy Dynamics Group, Inc.